SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): July 26, 2011

VANITY EVENTS HOLDING, INC.

 (Exact name of Company as specified in charter)

Delaware	000- 52524	43-2114545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

118 Front Street
Brookings, South Dakota 57006
(Address of principal executive offices) (zip code)

(605) 692-8226
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 26, 2011, a majority of the voting capital stock of Vanity Events Holding, Inc. (the “Company”) took action by written consent pursuant to Section 228 of the Delaware General Corporation Law authorizing the Company to enter into a rescission agreement (the “Rescission Agreement”) of the share exchange agreement, dated December 31, 2010 (the “Exchange Agreement”), by and among the Company, Shogun Energy, Inc., Shawn Knapp, the principal shareholder of Shogun (“Mr. Knapp”), and the other shareholders of Shogun (the “Shogun Shareholders” and collectively with Mr. Knapp, the “Shareholders”) for the purpose of rescinding the transactions contemplated by the Exchange Agreement, and upon closing (the “Closing Date”), the Exchange Agreement will be rescinded and all obligations of any party arising from such Exchange Agreement, shall, in all respects, be deemed to be null and void and of no further force and effect (the “Rescission”).

The Company filed a preliminary information statement on Schedule 14C with the Securities and Exchange Commission on July 28, 2011 describing the Rescission Agreement and the Rescission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANITY EVENTS HOLDING, INC.

Date: July 29, 2011	By:	/s/ Lloyd Lapidus
Lloyd Lapidus
Interim Chief Executive Officer